Exhibit 99.1

LUMENTUM PROVIDES FISCAL FIRST QUARTER 2016 OUTLOOK

Milpitas, Calif., August 11, 2015 – (NASDAQ: LITE) Lumentum Holdings Inc. (“Lumentum”) is providing its business outlook for the first quarter of its fiscal 2016 and will provide commentary on business trends on a conference call later today. Lumentum was formerly the Communications and Commercial Optical Products (“CCOP”) business segment and WaveReady product lines of JDS Uniphase (“JDSU”) and commenced operations as an independent publicly-traded company on August 1, 2015. Lumentum began trading on the NASDAQ stock market under the ticker symbol LITE on August 4, 2015.

Lumentum GAAP financial results on a standalone basis for the fourth quarter and the fiscal year ended June 27, 2015, time periods during which Lumentum was part of JDSU, are not yet finalized. The Company is therefore unable to provide specific commentary about its results for those periods at this time. However, Viavi Solutions Inc., formerly JDSU, is today announcing its fourth quarter and full year fiscal 2015 results, which include the results of CCOP prior to the spinoff.

“We recently completed our spinoff from JDSU, and I thank our customers, employees, partners and shareholders as Lumentum embarks on an exciting new phase as an independent company,” said Alan Lowe, Lumentum’s president and chief executive officer. “We believe our investments in 100G Telecom and Datacom, TrueFlex® ROADMs, and Commercial Lasers, position us well and enables our customers to win in the markets in which we both participate.”

First Quarter Fiscal 2016 Business Outlook

Lumentum projects non-GAAP net revenue to be in the range of $205 to $215 million for the quarter ending September 26, 2015, which includes approximately $3 million of WaveReady net revenue for the full quarter.

Because the first quarter will include a mixture of pre-spinoff allocated JDSU costs and Lumentum stand-alone costs, financial results for the first quarter will not be indicative of Lumentum stand-alone performance. As such, Lumentum will not provide full quarter stand-alone projections for non-GAAP operating margin or earnings per share for the first quarter. However, for the purposes of evaluating quarterly trends versus pre-spinoff time periods, if Lumentum had remained a business segment of JDSU with similar cost allocation methodologies as used in determining JDSU’s historical non-GAAP segment operating margin for CCOP, the projected non-GAAP segment operating margin for the first quarter would be in the range of 9.5% to 11.5%. Lumentum continues to expect to incur additional costs, excluding separation and transitional costs, of approximately 3.5% to 4.5% of non-GAAP net revenue for operating as a standalone publicly-traded company relative to operating as a business segment of JDSU.

Conference Call

The Company will discuss its first quarter fiscal 2016 projections and other related matters at 2:30 p.m. Pacific Time on August 11, 2015 in a live webcast, which will also be archived for replay on the Company’s website at www.lumentum.com/investors. This press release is being furnished as a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov.

About Lumentum

Lumentum (NASDAQ: LITE) is a market-leading manufacturer of innovative optical and photonic products enabling optical networking and commercial laser customers worldwide. Lumentum’s optical components and subsystems are part of virtually every type of telecom, enterprise, and data center network. Lumentum’s commercial lasers enable advanced manufacturing techniques and diverse applications including next-generation 3D sensing capabilities. Lumentum is headquartered in Milpitas, California with R&D, manufacturing, and sales offices worldwide. For more information, visit www.lumentum.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include any projections about Lumentum’s expected financial performance for the first quarter of fiscal year 2016 and the assumptions used therein, potential market opportunities and Lumentum’s ability to capitalize on these opportunities. All forward-looking statements involve risks and uncertainties that could cause actual events and terms to differ materially from those set forth herein, including those related to our business and growth opportunities. For more information on these risks, please refer to the “Risk Factors” section included in the Company’s Form 10 filed with the Securities and Exchange Commission on July 14, 2015. The forward-looking statements contained in this press release are made as of the date thereof and the Company assumes no obligation to update such statements.

For first quarter fiscal 2016 projections, Lumentum will not be able to provide a reconciliation of non-GAAP net revenue to GAAP revenue, or non-GAAP segment operating margin to GAAP operating margin as a result of the uncertainty regarding, and the potential variability of amortization of intangibles, depreciation, stock-based compensation, restructuring, separation and transitional costs, and other non-recurring expenses.

Contact

Investors:	Chris Coldren, 408-404-0606; investor.relations@lumentum.com
Media:	Greg Kaufman, 408-546-4235; media@lumentum.com

Source: Lumentum